Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Incorporation
Solstice Advanced Materials US, Inc.	Delaware
Athens Canada Advanced Materials SubCo Ltd.	Alberta, Canada
Honeywell Trading (Shanghai) Co., Ltd.	China
Honeywell Japan Ltd.	Japan
Honeywell Advanced Materials (China) Co. Ltd.	China
Honeywell Specialty Chemicals Seelze GmbH	Germany
Honeywell Electronic Materials Manufacturing, LLC	Washington
ConverDyn, GP	Delaware
Honeywell Electronic Materials (Thailand) Co., Ltd.	Thailand
Solstice AM Middle East General Trading FZE	United Arab Emirates
Solstice AM (Hong Kong) Limited	Hong Kong
Athens Enterprise Management (Shanghai) Co., Ltd.	China
Honeywell Performance Materials & Technologies Korea Ltd	South Korea
Honeywell Electronic Chemicals LLC	Delaware
Honeywell (Singapore) Pte Ltd	Singapore
Honeywell Electronic Materials Taiwan Co., Ltd.	Taiwan
Honeywell Holding LLC	Delaware
Honeywell Sinochem Lantian Environmental Protection Materials (Shanghai) Co., Ltd.	China
Advanced Materials Arabia	Saudi Arabia
Honeywell Polymers (Australia) Pty Limited	Australia
Italy Athens S.R.L.	Italy
Honeywell Riedel-de Haën Sozialhilfe GmbH	Germany
Authentication Technologies LLC	Delaware
Australia Athens Pty Ltd	Australia
Athens AM GmbH	Austria
Athens Canada Advanced Materials NewCo ULC	Alberta, Canada
Athens Canada Advanced Materials TC ULC	Alberta, Canada
Czech Republic Athens s.r.o.	Czech Republic
France Athens SAS	France
Athens Deutschland II GmbH	Germany
Athens Deutschland III GmbH	Germany
Athens AM Holding Limited	Ireland
AM Mexico Athens, S. de R.L. de C.V.	Mexico
Poland Athens spolka z ograniczona odpowiedzialnoscia	Poland
Advanced Materials RO S.R.L.	Romania
Spain Advanced Materials Athens, S.L.	Spain
Swiss Athens GmbH	Switzerland
ATHENS TÜRKIYE İLERİ MALZEME TEKNOLOJİLERİ LİMİTED ŞİRKETİ	Turkey
US Athens FinCo LLC	Delaware
US CFC HoldCo LLC	Delaware
Vietnam Athens LLC	Vietnam

Name of Subsidiary	Jurisdiction of Incorporation
Honeywell Sinochem Lantian New Materials Co., Ltd.	China
Niedersächsische Gesellschaft zur Endablagerung von Sonderabfall mbH	Germany
Quimobasicos, S.A. de C.V.	Mexico
Honeywell Electronic Materials, Inc.	Washington
Amherstburg Land Holdings Limited	Federal, Canada
Honeywell Hornets Singapore Pte. Ltd.	Singapore
Allied Chemical Nuclear Products, Inc.	Delaware
Asahi-Schwebel (Taiwan) Co., Ltd.	Taiwan
Athens do Brasil Ltda.	Brazil
Honeywell Riedel-de Haën GmbH	Germany
SOLSTICE ADVANCED MATERIALS UK LIMITED	United Kingdom
Honeywell Fluorine Products Europe B.V.	Netherlands
Belgium Athens	Belgium
AdvInnov Materials India Private Limited	India
Solstice Advanced Materials Ireland Limited	Ireland
Honeywell Energy Services Inc.	Delaware

The names of certain other subsidiaries have been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined by Item 1-02 of Regulation S-K.
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